UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report - October 18, 2002



                        PEOPLES FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)


   Pennsylvania                   000-23863                  23-2391852
   ------------                   ---------                  ----------
  (State or other              Commission File            (I.R.S. Employer
  jurisdiction of                    Number                 Identification
  Incorporation)                                                Number)


                    50 Main Street, Hallstead, PA 18822
             (Address of Principal Executive Officer) (Zip Code)

                  Registrant's telephone number,
                  including area code (570) 879-2175

                                       N/A
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

             Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

             Not Applicable.

Item 3.  Bankruptcy or Receivership.

             Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

             Not Applicable.

Item 5.  Other Events.

Item 6.  Resignations of Registrant's Directors.

             Not Applicable.

Item 7.  Financial Statements and Exhibits.

             (a)      Not Applicable.
             (b)      Not Applicable.
             (c)      Exhibit:
                  99 Press Release of Peoples Financial Services Corp. dated October 18, 2002.

Item 8.  Change in Fiscal Year.

             Not Applicable.

Item 9.  Regulation FD Disclosure.

             Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        PEOPLES FINANCIAL SERVICES, CORP.
                                  (Registrant)




                                   /s/ Debra E. Dissinger
Dated: October 18, 2002            By Debra E. Dissinger
                                   Executive Vice President

                                  EXHIBIT INDEX

                                                                Page Number
                                                                in Manually
Exhibit                                                         Signed Original

99                Press Release of Peoples Financial Services           3
                  Corp. dated October 18, 2002.

                                   EXHIBIT 99

                                  PRESS RELEASE

              Financial News from Peoples Financial Services Corp.

Increased income, dividend increase, and expansion were important factors as Peoples National Bank and its parent Peoples Financial Services Corp. announced third quarter results.

A record quarterly income of $1,502,000 led the Board of Directors of PFSC to increase the regular quarterly dividend to 23 cents per share from 22 cents per share. The dividend will be payable on November 15, 2002, to shareholders of record on October 31, 2002.

Through nine months of 2002, net income was $3,438,000 vs. $3,549,000 in 2001, a decrease of just over 3%. Income per share was down less than 2% at $1.64 compared to $1.67 at September 30, 2001. The bid price on PFSC common stock on September 30, 2002, was $28.50, an increase of 14% over 2001.

Deposits have increased over 5% to $259,493,000 and loans have gone up to $214,656,000 an increase of 16% over the same date last year. Total assets as of September 30, 2002 were $344,299,000.

Also announced was that an application for a branch office in Conklin NY was approved by our Board and filed with the Office of the Comptroller of the Currency. The newest Peoples National Bank office will be located at 1026 Conklin Road and is scheduled to be opened for business in the first quarter of 2003.

Peoples National Bank is headquartered in Hallstead PA and has community offices in the Hallstead Shopping Plaza, Susquehanna, Montrose, and Hop Bottom in Susquehanna County, in Nicholson, Tunkhannock, and Meshoppen in Wyoming County and in the Price Chopper, Norwich, New York.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company's financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company's filings with the Securities and Exchange Commission.